Exhibit 10.28

EXECUTION COPY

JUNE 14, 2004

Confidential

FIFTH AMENDMENT TO AMENDED AND RESTATED

INTERACTIVE MARKETING AGREEMENT

This Fifth Amendment to Amended and Restated Interactive Marketing Agreement (this “Fifth Amendment”), effective as of June 14, 2004 (the “Fifth Amendment Effective Date”), is between AMERICA ONLINE, INC. (“AOL”), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and GOOGLE INC. (“Google”), a Delaware corporation, successor-in-interest to Google Inc., a California corporation, with offices at 2400 Bayshore Parkway, Mountain View, California 94043.

INTRODUCTION

The Parties hereto wish to further amend that certain Amended and Restated Interactive Marketing Agreement effective as of October 1, 2003 (the “IMA”), as amended previously by that certain First Amendment to Amended and Restated Interactive Marketing Agreement effective as of December 15, 2003 (the “First Amendment”), that Second Amendment to Amended and Restated Interactive Marketing Agreement effective as of March 30, 2004 (the “Second Amendment), that Third Amendment to Amended and Restated Interactive Marketing Agreement effective as of April 7, 2004 (the “Third Amendment”), and that Fourth Amendment to Amended and Restated Interactive Marketing Agreement effective as of June 1, 2004 (the “Fourth Amendment”) (the IMA and such amendments, collectively the “Existing Agreement”). The Existing Agreement and this Fifth Amendment shall be collectively referred to herein as the “Agreement”. Capitalized terms not defined in this Fifth Amendment shall have the meanings set forth in the Existing Agreement.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby amend the Existing Agreement as follows:

1.	First Amendment Term. The First Amendment Term is hereby extended through December 16, 2004. For the avoidance of doubt, the “First Amendment Term” shall apply to all terms and conditions set forth in the Agreement associated with the display of Content Targeted Advertisements. In connection with this extension, the end dates for all line items in the carriage plans described in Exhibit A to this Fifth Amendment are hereby extended through December 16, 2004.

2.	Order of Precedence. This Fifth Amendment is supplementary to and modifies the Existing Agreement. The terms of this Fifth Amendment supersede provisions in the Existing Agreement only to the extent that the terms of this Fifth Amendment and the Existing Agreement expressly conflict. However, nothing in this Fifth Amendment shall be interpreted as invalidating the Existing Agreement, and provisions of the Existing Agreement shall continue to govern relations between the Parties insofar as they do not expressly conflict with this Fifth Amendment. Furthermore, for the avoidance of doubt, any amendments or other changes made to any terms of the Existing Agreement under this Fifth Amendment shall be interpreted to have full force and effect on any other relevant provisions of the Existing Agreement (including, but not limited to, Definitions, Exhibits, and Schedules related thereto), which reference or rely on such amended or changed terms.

3.	Counterparts; Facsimile. This Fifth Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Fifth Amendment may be executed by facsimile.

[Signature page follows.]

CONFIDENTIAL	1

EXECUTION COPY

JUNE 14, 2004

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amendment as of the Fifth Amendment Effective Date.

AMERICA ONLINE, INC.		GOOGLE, INC.

By:	/s/ Jim Riesenbach	By:	/s/ Joan Braddi
Name:	JIM RIESENBACH	Name:	Joan Braddi
Title:	SVP	Title:	VP Search Services
Date:	6/15/04	Date:	June 14, 2004

CONFIDENTIAL	2

EXECUTION COPY

JUNE 14, 2004

EXHIBIT A

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